UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2007

Administaff, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2007, John H. Spurgin, II resigned from his position with Administaff, Inc. (the “Company”) as Senior Vice President of Legal, General Counsel and Secretary. Mr. Spurgin will remain with the Company in the position of Special Counsel.

On May 2, 2007, the Board of Directors of the Company elected Daniel D. Herink to the office of Vice President of Legal, General Counsel and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMINISTAFF, INC.

By:	/s/ Daniel D. Herink
Daniel D. Herink
Vice President of Legal,
General Counsel and Secretary

Date: May 3, 2007